Exhibit 10.52

CAPPED CALL PARTIAL UNWIND AGREEMENT

THIS CAPPED CALL PARTIAL UNWIND AGREEMENT (this “Agreement”) is made as of __________ between Herbalife Ltd. (the “Company”) and _____________ (“Dealer”).

WHEREAS, the Company and Dealer entered into Base and Additional Convertible Capped Call Transactions pursuant to ISDA confirmations, dated as of February 3, 2014 and February 7, 2014, respectively (as amended, modified, terminated or unwound from time to time, the “Base Capped Call Confirmation” and the “Additional Capped Call Confirmation”, respectively and, together, the “Capped Call Confirmations”), relating to the 2.00% Convertible Senior Notes due 2019 issued by the Company (the “Convertible Notes”);

WHEREAS, the Company and certain holders (each, a “Holder”) of the Convertible Notes, have entered into privately negotiated transactions pursuant to which the Company has agreed as of the date hereof to repurchase from such Holders (the “Repurchase”) an aggregate of $475,005,000 principal amount of Convertible Notes for cash with an expected settlement date of March 29, 2018;

WHEREAS, the Company has requested, and Dealer has agreed, to unwind the Base Capped Call Confirmation with respect to a portion of the Number of Options included therein (the “Unwound Capped Calls”);

NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:

1.Defined Terms.  Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Base Capped Call Confirmation.

2.Base Capped Call Partial Unwind.  On the Settlement Date, irrespective of whether any or all of the Repurchase has been consummated, the paragraph opposite the caption “Number of Options” in the Base Capped Call Confirmation shall be amended and restated in its entirety as follows: “524,995. For the avoidance of doubt, (i) such number of Options reflects reductions for Options in respect of which a Notice of Exercise was received prior to the date of the Capped Call Partial Unwind Agreement, dated as of __________, between the parties, if any), and (ii) the Number of Options shall be reduced by each exercise of Options hereunder relating to a Notice of Exercise received by Dealer after ___________.” The parties acknowledge and agree that the Unwound Capped Calls will be allocated solely to the Base Capped Call Confirmation so that the Number of Options under, and as defined in, the Additional Capped Call Confirmation will not be reduced in respect of the Repurchase. Effective as of the Settlement Date, all of the respective rights and obligations of the parties under the Base Capped Call Confirmation with respect to the 475,005 Options corresponding to the Unwound Capped Calls shall be terminated, cancelled and extinguished. In addition, the parties acknowledge and agree that the provisions of Section 8(a) of the Capped Call Confirmations shall not apply to the Unwound Capped Calls and that, notwithstanding anything to the contrary in Section 8(d)(iii) of the Capped Call Confirmations, the Repurchase shall not constitute a Repayment Event for purposes of such Section 8(d)(iii).

3.Settlement.

(a)In consideration for the foregoing partial unwind, no later than 4:00 p.m. New York City time on the date one Settlement Cycle immediately following the last day of the Hedge Unwind Period (the “Settlement Date”), Dealer shall pay cash in USD to the Company in an amount equal to the aggregate of the Daily Cash Settlement Amounts for each of the Scheduled Trading Days during the Hedge Unwind Period; provided that, in lieu of paying the Daily Cash Settlement Amount for any applicable Scheduled Trading Day during the Hedge Unwind Period, Dealer shall deliver a number of Shares equal to the applicable Daily Share Settlement Amount to the Company on the Settlement Date in respect of each Scheduled Trading Day in respect of which the Company validly elects for settlement in Shares to apply in accordance with the requirements set forth in Section 3(b) below.  Each of “Hedge Unwind Period”, “Daily Cash Settlement Amount” and “Daily Share Settlement Amount” has the meaning assigned to such term in Exhibit A hereto.

(b)The Company may elect for the Daily Cash Settlement Amount for any Scheduled Trading Day during the Hedge Unwind Period to be settled in Shares by providing written notice to Dealer by 6:00 p.m. New York City time on the Scheduled Trading Day immediately preceding such Scheduled Trading Day, in which written notice the Company (i) specifies the Scheduled Trading Day in respect of which settlement in Shares shall apply and (ii) repeats the representations, warranties and acknowledgements set forth in Sections 5(c) and 5(e) below as of the date of such notice.

(c)For the avoidance of doubt, no additional amount shall be payable by either party pursuant to the Equity Definitions, the Capped Call Confirmations, the “Agreement” (as defined in the Base Capped Call Confirmation) or the “Agreement” (as defined in the Additional Capped Call Confirmation) in respect of the amendments to, and partial unwind of, the Base Capped Call Confirmation pursuant to Section 2 above.

(d)Notwithstanding anything to the contrary in this Agreement, if any Scheduled Trading Day during the Hedge Unwind Period is a Disrupted Day (as defined in the Base Capped Call Confirmation; provided that, for such purpose, a Disrupted Day solely due to a Regulatory Disruption shall be deemed not to be a Disrupted Day and shall be subject to the immediately following paragraph), the Calculation Agent shall determine whether (x) such Scheduled Trading Day is a Disrupted Day in full, in which case, no Daily VWAP Price, Daily Cash Settlement Amount or Daily Share Settlement Amount shall be determined in respect of such Scheduled Trading Day and such Scheduled Trading Day shall be deemed to not be included in the Hedge Unwind Period or (y) such Scheduled Trading Day is a Disrupted Day only in part, in which case the Daily VWAP Price (as defined in Exhibit A hereto) corresponding to such Scheduled Trading Day shall be the volume-weighted average price per Share on such Scheduled Trading Day on the Exchange, as determined by the Calculation Agent in a commercially reasonable manner based on such sources as it deems appropriate using a volume-weighted methodology, for the relevant portion of such Scheduled Trading Day as determined by the Calculation Agent in a commercially reasonable manner, and in each case the number of Scheduled Trading Days, the Daily Cash Settlement Amounts, the Daily Share Settlement Amounts and the Daily VWAP Prices related to the Hedge Unwind Period shall be adjusted by the Calculation Agent in a commercially reasonable manner to account for such disruption.

In addition, Dealer may postpone or add, in whole or, other than in the event Dealer determines in good faith that such postponement or addition resulted solely pursuant to the circumstances set forth in clause (ii)(y) below, in part, any Scheduled Trading Day during the Hedge Unwind Period (in which event the Calculation Agent shall make appropriate adjustments to the number of Scheduled Trading Days, the Daily Cash Settlement Amounts, the Daily Share Settlement Amounts and the Daily VWAP Prices related to the Hedge Unwind Period) if Dealer determines, based on the advice of counsel in the case of the immediately following clause (ii), that such extension is reasonably necessary or appropriate (i) to preserve Dealer’s commercially reasonable hedging or hedge unwind activity hereunder in light of existing liquidity conditions or (ii) to enable Dealer to effect transactions with respect to Shares in connection with its commercially reasonable hedging, hedge unwind or settlement activity hereunder in a manner that would, if Dealer were Company or an affiliated purchaser of Company, be in compliance with (x) applicable legal, regulatory or self-regulatory requirements, or (y) with related policies and procedures applicable to Dealer. Upon any such occurrence, Dealer shall use its reasonable efforts to notify the Company in writing that such an extension event has occurred on such Scheduled Trading Day or Days (for the avoidance of doubt, without being required to specify or otherwise communicate to Company the nature of such event).

4.Representations and Warranties of the Parties.  Each party hereto re-makes, as of the date hereof, the representations and warranties contained in Section 3(a) of the “Agreement” (as such term is defined in the Base Capped Call Confirmation) as if such representations and warranties applied to this Agreement.

5.Representations, Warranties, Agreements and Acknowledgements of the Company.

(a)The Company agrees that, on each day during the Hedge Unwind Period, the Shares and any securities that are convertible into, or exchangeable or exercisable for, Shares shall not be subject to a “restricted period,” as such term is defined in Regulation M under the Exchange Act and that the Company shall not engage in any “distribution,” as such term is defined in Regulation M under the Exchange Act, other than a distribution meeting the requirements of the exceptions set forth in sections 101(b)(10) and 102(b)(7) of Regulation M under the Exchange Act, until the second Exchange Business Day immediately following the last day of the Hedge Unwind Period.

(b)The Company agrees that, on each Scheduled Trading Day during the Hedge Unwind Period, neither the Company nor any “affiliated purchaser” (as defined in Rule 10b-18 of the Exchange Act) shall directly or indirectly (including, without limitation, by means of any cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares (but excluding convertible debt); provided that this Section 5(b) shall not limit the Company’s ability

(or the ability of any “affiliate” or “affiliated purchaser” of the Company), (i) pursuant to its employee incentive plans, to re-acquire Shares in connection with the related equity transactions; (ii) to withhold shares to cover exercise price and/or tax liabilities associated with such equity transactions; or (iii) to grant Shares and options to “affiliates” or “affiliated purchasers” (as defined in Rule 10b-18) or the ability of such affiliates or affiliated purchasers to acquire such Shares or options, in connection with the Company’s compensatory plans for directors, officers and employees or any agreements with respect to the compensation of directors, officers or employees of any entities that are acquisition targets of the Company, so long as, in the case of clause (i), (ii) or (iii) of this proviso, any such re-acquisition, withholding, grant, acquisition or other purchase does not constitute a “Rule 10b-18 Purchase” (as defined in Rule 10b-18) and (b) the Company or such “affiliate” or “affiliated purchaser” may purchase Shares in privately negotiated (off-market) transactions that do not, directly or indirectly, involve purchases on any securities exchange and are not “Rule 10b-18 purchases” (as defined in Rule 10b-18), in each case without Dealer’s consent.

(c)The Company is entering into this Agreement (and, in respect of any election pursuant to Section 3(b), is making such election) in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) or any other antifraud or anti-manipulation provisions of the federal or applicable state securities laws.

(d)[Reserved.]

(e)The Company represents and warrants on the date hereof and on each date on which it makes an election pursuant to Section 3(b) that it is not in possession of any material non-public information regarding the Company or the Shares.

(f)The Company represents and warrants on the date hereof that the Company (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million.

(g)The Company represents and warrants on the date hereof that the Company is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares).

(h)On each of the date hereof and the Settlement Date, the Company is not, or will not be, “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code).

(i)The Company is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(j)The Company acknowledges and agrees that, immediately after Dealer pays the aggregate Daily Cash Settlement Amounts and/or delivers the aggregate Daily Share Settlement Amounts (as applicable) on the Settlement Date, the Convertible Notes subject to the Repurchase (for the avoidance of doubt, whether or not any or all of such Repurchase is consummated) will be disregarded and deemed to be cancelled and no longer outstanding for all purposes under the Capped Call Confirmations (including for the calculation of any amount in respect of any termination of the Base Capped Call Confirmation under the “Agreement” (as defined in the Base Capped Call Confirmation), the Equity Definitions or otherwise).

6.Block Purchases.  The Company agrees that prior to the date hereof it has notified Dealer of the total number of Shares, if any, purchased by or for the Company or any of its affiliated purchasers in Rule 10b-18 purchases of blocks (all as defined in Rule 10b-18 under the Exchange Act) pursuant to the once-a-week block exception set forth in Rule 10b-18(b)(4) during the four full calendar weeks immediately preceding the date hereof.

7.Agreements and Acknowledgements Regarding Hedge Unwind. The Company understands, acknowledges and agrees that: (A) at any time during the Hedge Unwind Period, Dealer and its affiliates or agents may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Transaction and this Agreement;  (B) Dealer and its affiliates or agents also may be active in the market for Shares other than in connection with hedging activities in relation to the Transaction and this Agreement; (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Issuer shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Transaction and this Agreement; and (D) any market activities of Dealer and its affiliates or agents with respect to Shares may affect the market price and volatility of Shares, as well as any Daily VWAP Price, each in a manner that may be adverse to the Company.

8.Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

9.No Other Changes.  Except as expressly set forth herein, all of the terms and conditions of the Capped Call Confirmations shall remain in full force and effect and are hereby confirmed in all respects.

10. Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

11.No Reliance, etc.  The Company hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates or agents in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

12.Adjustment of Unwound Capped Calls.  The parties agree that the Unwound Capped Calls shall remain subject to adjustment pursuant to the terms of the Base Capped Call Confirmation during the Hedge Unwind Period, except that the sole terms of the Unwound Capped Calls that may be adjusted in connection with the relevant adjustment event shall be any applicable “Daily Cash Settlement Amount”, and any such adjustments shall be made in order to account for the economic effect of such adjustment event on the unwind contemplated by this Agreement, as determined in good faith and in a commercially reasonable manner by the Calculation Agent.

13.Designation by Dealer.  Notwithstanding any other provision in this Agreement to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from the Company, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Dealer obligations in respect of the transactions contemplated by this Agreement and any such designee may assume such obligations. Dealer shall be discharged of its obligations to the Company to the extent of any such performance.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this AGREEMENT the day and the year first above written.

COUNTERPARTY HERBALIFE LTD.
By:
Title:

DEALER [DEALER]
By:
Name:
Title:

EXHIBIT A

Daily VWAP Price	Daily Cash Settlement Amount per Share

“Daily Cash Settlement Amount” means, for any Scheduled Trading Day during the Hedge Unwind Period, the product of (i) the amount of cash in USD set forth above opposite the applicable Daily VWAP Price for such Scheduled Trading Day, (ii) the number of Unwound Capped Calls divided by the number of Scheduled Trading Days during the Hedge Unwind Period and (iii) the Number of Shares per Option, subject to adjustment pursuant to this Agreement and the Base Capped Call Confirmation. If the Daily VWAP Price for such Scheduled Trading Day is not specified on the grid above, the Daily Cash Settlement Amount shall be determined by the Calculation Agent based on a straight-line interpolation between the Daily VWAP Prices or extrapolation from the Daily VWAP Prices (as the case may be) specified on the grid above.

“Daily Share Settlement Amount” means, for any Scheduled Trading Day during the Hedge Unwind Period, the number of Shares equal to (i) the Daily Cash Settlement Amount for such Scheduled Trading Day divided by (ii) the Daily VWAP Price for such Scheduled Trading Day, subject to adjustment pursuant to this Agreement and the Base Capped Call Confirmation.

“Daily VWAP Price” for any Exchange Business Day means the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “HLF <equity> AQR” (or any successor thereto) at 4:15 p.m. (New York City time) (or 15 minutes following the end of any extension of the regular trading session) on such Exchange Business Day (or if such volume-weighted average price is unavailable, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using a volume-weighted method), subject to adjustment pursuant to this Agreement and the Base Capped Call Confirmation.

“Hedge Unwind Period” means the ___ Scheduled Trading Day period commencing on and including _________, subject to Section 3(d) of this Agreement and the Base Capped Call Confirmation.

“Number of Shares per Option” means the product of (i) the Option Entitlement and (ii) the Applicable Percentage.

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